UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

112 West 34 Street, New York, New York		10120
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers

(e) Executive Compensation Matters

(1) Establishment of Performance Goals.

(i) On March 28, 2007, the Compensation and Management Resources Committee
(the “Compensation Committee”) of the Board of Directors of Foot Locker, Inc. (the “Company”) established the performance goals for the 2007 fiscal year under the Annual Incentive Compensation Plan (the “Annual Bonus Plan”). The goals for the executives, excluding Mr. Halls, are based on a combination of pre-tax income and return-on-invested capital. These performance goals are based on the business plan and budget for 2007 previously reviewed and approved by the Finance and Strategic Planning Committee and the Board of Directors. Mr. Halls's performance goals are based on the operating profit of the divisions for which he is responsible. Under the Annual Bonus Plan, the amount that would be paid to the executives if the performance goals are met is based on a percentage of their annual base salaries earned for the plan year. The percentage of annual base salary payable at threshold, target, and maximum for each of the executives included as Named Executive Officers in the Company’s 2007 proxy statement is stated in the table below:

Name	Percent of Annual	Percent of Annual	Percent of Annual
	Base Salary at	Base Salary at	Base Salary at
	Threshold Payout	Target Payout	Maximum Payout

Matthew D. Serra	31.25%	125%	200%

Robert W. McHugh	18.75%	75%	131.25%

Richard T. Mina	18.75%	75%	131.25%

Ronald J. Halls	18.75%	75%	131.25%

Gary M. Bahler	18.75%	75%	131.25%

(ii) On March 28, 2007, the Compensation Committee established the performance goals for the 2007-2009 Performance Period under the Long-Term Incentive Compensation Plan (the “Long-Term Bonus Plan”) based on the Company’s three-year average return-on-invested capital. Under the Long-Term Bonus Plan, individual target awards are expressed as a percentage of the rate of the executive’s annual base salary in the first year of the performance period. The amounts shown in the table below under the column headed Annual Base Salary represent the annual rate of base salary for 2007 for each of the following executive officers. The amounts shown in the columns headed “Threshold,” “Target,” and “Maximum” represent 22.5 percent, 90 percent and 180 percent, respectively, of the annual base salary rates in the first year of the performance period for each of these executive officers and represent the amount that would be paid to each of them at the end of the performance period if the established goals are achieved.

Name	Annual Base	Performance	Threshold	Target	Maximum
	Salary	Period

Matthew D. Serra	$1,500,000	2007-2009	$337,500	$1,350,000	$2,700,000

Robert W. McHugh	525,000	2007-2009	118,125	472,500	945,000

Richard T. Mina	875,000	2007-2009	196,875	787,500	1,575,000

Ronald J. Halls	650,000	2007-2009	146,250	585,000	1,170,000

Gary M. Bahler	525,000	2007-2009	118,125	472,500	945,000

(2)           Restricted Stock Awards. On March 28, 2007, the Stock Option Plan Sub-Committee of the Compensation Committee granted awards of restricted stock to the named executive officers under the 2003 Stock Option and Award Plan or the 1998 Stock Option and Award Plan. Mr. Serra’s shares will vest on January 30, 2010, provided that he remains employed by the Company or one of its subsidiaries or affiliates through the vesting date. The shares for the other executives will vest on March 15, 2010, provided that they remain employed by the Company or one of its subsidiaries or affiliates through the vesting date. Each of the executives will be entitled to receive and retain all cash dividends that are payable after the date of grant to record holders of the Company’s Common Stock.

Name	Number of Shares	Closing Price on Date of Grant
Matthew D. Serra	100,000	$23.40
Robert W. McHugh	40,000	$23.40
Richard T. Mina	40,000	$23.40
Ronald J. Halls	20,000	$23.40
Gary M. Bahler	40,000	$23.40

(3)          Stock Option Awards.  On March 28, 2007, the Stock Option Plan Sub-Committee of the Compensation Committee granted nonstatutory stock options to the following executive officers under the 2003 Stock Option and Award Plan or the 1998 Stock Option and Award Plan. Mr. Serra’s options will vest in three equal installments, on March 28, 2008, March 28, 2009, and January 30, 2010. The options for the other executives will vest in three equal installments, on March 28, 2008, March 28, 2009, and March 28, 2010. The options were granted at an exercise price of $23.42 per share, which was 100 percent of the fair market value of a share of the Company’s Common Stock on the date of grant.

Name	Number of Shares
Matthew D. Serra	48,500
Robert W. McHugh	20,000
Richard T. Mina	30,000
Ronald J. Halls	30,000
Gary M. Bahler	20,000

(4)           Retention Bonus. On March 28, 2007, the Compensation Committee approved the payment of a retention bonus in the amount of $250,000 to Ronald J. Halls.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: April 3, 2007	By: /s/ Gary M. Bahler
Senior Vice President ,General Counsel and
Secretary